Exhibit 99.1

Popular, Inc. Announces Third Quarter Financial Results

  Net income of $46.8 million for the third quarter of 2016 and Adjusted net income of $94.6 million
  Net interest margin of 4.12% in Q3 2016, compared to 4.33% in Q2 2016
  Credit Quality (excluding covered loans):
    Non-performing loans held-in-portfolio (NPLs) increased by $1.6 million from Q2 2016; NPLs to loans ratio stable at 2.6% QoQ;
    Net charge-offs (NCOs) remained flat at $35.1 million; NCOs at 0.63% of average loans held-in-portfolio flat at Q3 2016;
    Allowance for loan losses of $525.6 million vs. $518.1 million in Q2 2016; Allowance for loan losses to loans held-in-portfolio at 2.33% vs. 2.30% in Q2 2016;
    Allowance for loan losses to NPLs at 90.7% vs. 89.7% in Q2 2016.
  Common Equity Tier 1 ratio of 16.64%, Book Value per Common Share of $51.85 and Tangible Book Value per Share of $44.86 at September 30, 2016

SAN JUAN, Puerto Rico--(BUSINESS WIRE)--October 25, 2016--Popular, Inc. (the “Corporation” or “Popular”) (NASDAQ:BPOP) reported net income of $46.8 million for the quarter ended September 30, 2016, compared to net income of $89.0 million for the quarter ended June 30, 2016.

Mr. Richard L. Carrión, Chairman of the Board and Chief Executive Officer, said: “The results for the third quarter reflect the strength of our franchise and disciplined approach to risk management. We achieved stable revenue and credit metrics notwithstanding the economic challenges in Puerto Rico and the low interest rate environment.”

Significant Events

As previously announced, on October 3, 2016 the review board issued a final arbitration award denying Banco Popular de Puerto Rico’s request for reimbursement of approximately $55 million in shared loss claims that were the subject of one of the disputes between Banco Popular de Puerto Rico (“BPPR”) and the Federal Deposit Insurance Corporation, as receiver, under the commercial loss share agreement entered into in connection with the Westernbank FDIC-assisted transaction. As a result, for the quarter ended September 30, 2016, Popular recognized a pre-tax charge of approximately $55 million and a corresponding reduction to its FDIC indemnification asset.

Earnings Highlights

(Unaudited)	Quarters ended			Nine months ended
(Dollars in thousands, except per share information)	30-Sep-16	30-Jun-16	30-Sep-15	30-Sep-16	30-Sep-15
Net interest income	$353,687	$360,551	$350,735	$1,066,650	$1,056,483
Provision for loan losses	42,594	39,668	69,568	130,202	159,747
Provision (reversal) for loan losses - covered loans [1]	750	804	(2,890)	(1,551)	23,200
Net interest income after provision for loan losses	310,343	320,079	284,057	937,999	873,536
FDIC loss-share (expense) income	(61,723)	(12,576)	1,207	(77,445)	24,421
Other non-interest income	137,701	123,079	129,902	375,556	362,682
Goodwill impairment charge	3,801	-	-	3,801	-
Other operating expenses	319,871	309,149	306,897	930,963	982,412
Income from continuing operations before income tax	62,649	121,433	108,269	301,346	278,227
Income tax expense (benefit)	15,839	32,446	22,620	80,550	(478,344)
Income from continuing operations	46,810	88,987	85,649	220,796	756,571
(Loss) income from discontinued operations, net of tax	-	-	(9)	-	1,347
Net income	$46,810	$88,987	$85,640	$220,796	$757,918
Net income applicable to common stock	$45,880	$88,056	$84,709	$218,004	$755,126
Net income per common share from continuing operations - Basic	$0.44	$0.85	$0.82	$2.11	$7.33
Net income per common share from continuing operations - Diluted	$0.44	$0.85	$0.82	$2.11	$7.31
Net income per common share from discontinued operations - Basic	$-	$-	$-	$-	$0.01
Net income per common share from discontinued operations - Diluted	$-	$-	$-	$-	$0.01
[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under an FDIC loss-sharing agreement.

Adjusted results – Non-GAAP

The Corporation prepared its Consolidated Financial Statement using accounting principles generally accepted in the U.S. (“U.S. GAAP” or the “reported basis”). In addition to analyzing the Corporation’s results on a reported basis, management monitors the “Adjusted net income” of the Corporation and excludes the impact of certain transactions on the results of its operations. Management believes that the “Adjusted net income” provides meaningful information about the underlying performance of the Corporation’s ongoing operations. The “Adjusted net income” is a non-GAAP financial measure.

The following tables reflect the results of operations for the third and second quarters of 2016, with adjustments to exclude the impact of certain events during the third and second quarters of 2016, to arrive at the adjusted net income.

Adjusted Net Income - Reconciliation to GAAP Financial Measures

(Unaudited)
(In thousands)	30-Sep-16
		Income tax	Impact on
	Pre-tax	effect	net income
U.S. GAAP Net Income			$46,810
Non-GAAP Adjustments:
FDIC arbitration award[1]	54,924	(10,985)	43,939
Goodwill impairment charge[2]	3,801	-	3,801
Adjusted net income (Non-GAAP)			$94,550

[1]Represents the arbitration decision denying BPPR's request for reimbursement in certain shared loss claims. Gains and losses related to assets acquired from Westernbank as part of the FDIC assisted transaction are subject to the capital gains tax rate of 20%.

[2]Represents goodwill impairment charge in the Corporation’s securities subsidiary. The securities subsidiary is a limited liability company with a partnership election. Accordingly, its earnings flow through Popular, Inc., holding company, for income tax purposes. Since Popular, Inc. has a full valuation allowance on its deferred tax assets, this results in an effective tax rate of 0%.

(Unaudited)
(In thousands)	30-Jun-16
		Income tax	Impact on
	Pre-tax	effect	net income
U.S. GAAP Net Income			$88,987
Non-GAAP Adjustments:
Impact of EVERTEC Restatement [1]	2,173	-	2,173
Bulk Sale of WB loans and OREO [2]	(891)	347	(544)
Adjusted Net Income (Non-GAAP)			$90,616

[1]Represents Popular Inc.'s proportionate share of the cumulative impact of EVERTEC restatement and other corrective adjustments to its financial statements, as disclosed in EVERTEC's 2015 Annual Report on Form 10K. Due to the preferential tax rate on the income from EVERTEC, the tax effect of this transaction was estimated at approximately $38 thousand.

[2]Represents the impact of the bulk sale of Westernbank loans and OREO. Gains and losses related to assets acquired from Westernbank as part of the FDIC assited transaction are subject to the capital gains tax rate of 20%.

Net interest income

Net interest income for the quarter ended September 30, 2016 was $353.7 million, compared to $360.6 million for the previous quarter. Net interest margin was 4.12% for the quarter compared to 4.33% for the previous quarter. The impact of having one more day in the quarter contributed $2.6 million to the net interest income.

The decrease in net interest income was mainly related to:

  Lower income from the WB loan portfolio by $8.9 million, or 129 basis points, which for the second quarter included the benefit of $2.1 million, or 41 basis points, from the bulk sale. The results were also impacted by lower yields as a result of the quarterly recast process, the successful resolution of certain loans in the second quarter and lower volume of loans, due to the normal portfolio run-off.
  Higher cost of deposits by $1.7 million or 2 basis points mainly in the U.S. associated to increase in money market and time deposits to fund loan growth.

These negative variances were partially offset by:

  Higher income from investment securities by $1.2 million mainly from higher levels of mortgage backed securities both at BPPR and the U.S.
  Higher income from commercial loans by $2.9 million due to higher levels from the U.S. portfolio.

BPPR’s net interest income amounted to $303.7 million for the quarter ended September 30, 2016, compared to $310.4 million for the previous quarter. The decrease of $6.7 million in net interest income was mainly due to lower income from WB loans by $8.9 million as mentioned above, partially offset by higher income from mortgage backed securities and the $2.1 million impact of having one more day in the quarter. Net interest margin declined to 4.49% from 4.71% in the previous quarter mainly driven by lower yields from WB loans, as explained above, and higher volume of overnight investments driven by the increase in Government deposits. Earning assets in P.R. yielded 4.86%, down from 5.08% in the previous quarter, while the cost of interest bearing liabilities remained flat from the previous quarter at 0.53%.

BPNA’s net interest income was $65.3 million, compared to $65.5 million for the previous quarter. The decrease of $0.2 million in the net interest income is mainly driven by higher expense from deposits to fund loan growth and the purchase and reinvestment of investment securities in a lower rate environment. These negative variances were partially offset by higher income from commercial loans due to the growth of this portfolio. Net interest margin decreased 19 basis points to 3.61% compared to 3.80% for the previous quarter driven by the above mentioned variances. U.S. earning assets yielded 4.32%, compared to 4.47% in the previous quarter, while the cost of interest bearing liabilities was 0.94%, compared to 0.87% in the previous quarter.

Non-interest income

Non-interest income was $76.0 million for the third quarter of 2016, a decrease of $34.5 million when compared to the second quarter of 2016. The decrease in non-interest income was driven primarily by higher FDIC loss-share expense by $49.1 million as a result of a $54.9 million charge related to the FDIC arbitration award, partially offset by lower recoveries on assets to be shared with the FDIC in the recovery period.

This decrease was partially offset by:

  Higher other service fees by $2.2 million due to higher life insurance commission revenues;
  Higher net gain on sale of loans by $8.5 million as a result of the sale of a non-accrual public sector credit during the third quarter; and
  Higher other operating income by $5.2 million mainly due to higher aggregated net earnings from investments under the equity method, principally due to the unfavorable adjustment of $2.2 million recorded during the second quarter as a result of the EVERTEC restatement.

Refer to Table B for further details.

Financial Impact of the 2010 FDIC-Assisted Transaction

(Unaudited)	Quarters ended			Nine months ended
(In thousands)	30-Sep-16	30-Jun-16	30-Sep-15	30-Sep-16	30-Sep-15

Income Statement
Interest income on WB loans	$40,867	$49,794	$47,982	$135,566	$160,909
Total FDIC loss-share (expense) income	(61,723)	(12,576)	1,207	(77,445)	24,421
Provision (reversal) for loan losses- WB loans	6,612	(7,282)	20,206	(1,026)	46,296
Total revenues less provision (reversal) for loan losses	$(27,468)	$44,500	$28,983	$59,147	$139,034

Balance Sheet
WB loans	$1,896,099	$1,932,062	$2,223,731
FDIC loss-share asset	152,467	214,029	311,946
FDIC true-up payment obligation	134,487	127,876	122,527

See additional details on accounting for the 2010 FDIC-Assisted transaction in Table O.

Operating expenses

Operating expenses amounted to $323.7 million for the third quarter of 2016, an increase of $14.5 million when compared to the second quarter of 2016. The increase in operating expenses was driven primarily by:

  Higher personnel cost by $4.5 million mainly due to higher salaries from increased full time equivalent employees, an additional working day in the quarter and higher commission compensation in the insurance and wealth management subsidiaries;
  Higher other taxes by $1.2 million mainly due to higher municipal license and sales tax;
  Higher professional fees by $0.6 million mainly due to higher programming, processing and other technology services by $1.9 million and higher attorney fees by $1.4 million related to the FDIC arbitration proceedings, partially offset by lower credit related expenses and reduced other professional fees from the bulk sale of Westernbank loans and OREO during the second quarter;
  Higher other operating expense by $9.2 million mainly due to higher operational losses at BPPR and BPNA including increased reserves for legal matters, curtailment losses on insured mortgage claims in our mortgage servicing business and higher incidence of credit card fraud losses; and
  A goodwill impairment charge of $3.8 million at the securities subsidiary, recorded as part of the Corporation’s annual goodwill impairment analysis.

These increases were partially offset by:

  Lower OREO expenses by $1.7 million mainly due to the loss on the bulk sale of Westernbank OREO during the second quarter, partially offset by higher mortgage OREO write-downs at BPPR; and
  Lower credit and debit card processing, volume, interchange and other expenses by $3.0 million due mainly to earned volume credits.

Non-personnel credit-related costs, which include collections, appraisals, credit related fees, and OREO expenses, amounted to $15.3 million for the third quarter of 2016, compared to $18.0 million for the second quarter of 2016. The decrease was principally due to lower losses on sales of OREO at BPPR.

Full-time equivalent employees were 7,866 as of September 30, 2016, compared to 7,826 as of June 30, 2016.

For a breakdown of operating expenses by category refer to table B.

Income taxes

For the quarter ended September 30, 2016, the Corporation recorded an income tax expense of $15.8 million, compared to $32.4 million for the previous quarter. The decline in the income tax expense is mainly driven by lower taxable income at BPPR. Additionally, in the third quarter BPPR recognized a $4.4 million benefit related to reversal of uncertain tax positions reserves associated with expired statutory provisions.

The effective income tax rate for the third quarter of 2016 was 25%, compared to 27% for the previous quarter. The effective tax rate is impacted by the composition and source of the taxable income.

Credit Quality

The Corporation continued to experience stable credit trends despite challenging economic conditions in Puerto Rico. The shift in the composition and the risk profile of the credit portfolios over the last few years has better positioned the Corporation to operate in the Island’s environment. The Corporation continues to closely monitor changes in credit quality trends and is focused on taking measures to minimize risks. The U.S. operation continued to reflect positive results with strong growth and favorable credit quality metrics.

  Inflows of NPLs held-in-portfolio, excluding consumer loans, decreased by $5.6 million quarter-over-quarter, mainly driven by lower commercial inflows of $13.5 million, offset by higher mortgage inflows of $7.7 million in the BPPR segment.
  Non-performing loans held-in-portfolio increased slightly by $1.6 million from the second quarter of 2016, mainly driven by higher mortgage NPLs of $7.7 million, offset by lower commercial NPLs of $5.5 million in the BPPR segment. At September 30, 2016, NPLs to total loans held-in-portfolio remained flat at 2.6% quarter-over-quarter.
  Net charge-offs remained flat at $35.1 million quarter over quarter. NCOs in the BPPR segment decreased by $3.3 million mainly driven by a decrease of $7.1 million in the consumer NCOs due to a $7.1 million recovery related to the sale of previously charged-off credit cards and personal loans. BPPR construction NCOs increased by $4.1 million, mostly related to higher recoveries in the previous quarter. NCOs in the BPNA segment increased by $3.0 million, mostly due to higher mortgage NCOs. The ratio of annualized net charge-offs to average non-covered loans held-in-portfolio was 0.63%, flat from the second quarter of 2016. The $7.1 million recovery from consumer loans reduced the NCO ratio by 13 bps. Refer to Table J for further information on net charge-offs and related ratios.
  The allowance for loan losses increased by $7.5 million from the second quarter 2016 to $525.6 million, mostly driven by the $9.4 million reserve increase related to the annual recalibration of the environmental factors adjustment. The general and specific reserves related to non-covered loans totaled $396.5 million and $129.1 million, respectively, at quarter-end, compared with $395.3 million and $122.8 million, respectively, as of June 30, 2016. The ratio of the allowance for loan losses to loans held-in-portfolio was 2.33% in the third quarter of 2016, compared to 2.30% from the previous quarter.
  The ratio of the allowance for loan losses to NPLs held-in-portfolio increased to 90.7%, compared to 89.7% in the previous quarter.
  The provision for loan losses for the third quarter of 2016 amounted to $42.6 million, increasing by $2.9 million from the previous quarter. The provision to net charge-offs ratio was 121.2% in the third quarter 2016, compared to 127.4% in the previous quarter, excluding the recoveries related to the bulk sale of Westernbank loans.

Non-Performing Assets
(Unaudited)
(In thousands)	30-Sep-16	30-Jun-16	30-Sep-15
Total non-performing loans held-in-portfolio, excluding covered loans	$579,325	$577,739	$634,902
Non-performing loans held-for-sale	-	39,544	47,681
Other real estate owned (“OREO”), excluding covered OREO	184,828	177,025	155,826
Total non-performing assets, excluding covered assets	764,153	794,308	838,409
Covered loans and OREO	41,211	41,466	39,888
Total non-performing assets	$805,364	$835,774	$878,297
Net charge-offs for the quarter (excluding covered loans)	$35,140	$35,401	$46,302

Ratios (excluding covered loans):
Non-covered loans held-in-portfolio	$22,595,972	$22,540,661	$22,498,066
Non-performing loans held-in-portfolio to loans held-in-portfolio	2.56%	2.56%	2.82%
Allowance for loan losses to loans held-in-portfolio	2.33	2.30	2.38
Allowance for loan losses to non-performing loans, excluding loans held-for-sale	90.73	89.68	84.42

Refer to Table H for additional information.
Provision for Loan Losses

(Unaudited)	Quarters ended			Nine months ended
(In thousands)	30-Sep-16	30-Jun-16	30-Sep-15	30-Sep-16	30-Sep-15
Provision (reversal) for loan losses:
BPPR	$36,281	$38,351	$68,755	$118,503	$161,197
BPNA	6,313	1,317	813	11,699	(1,450)
Total provision for loan losses- non-covered loans	$42,594	$39,668	$69,568	$130,202	$159,747
Provision (reversal) for loan losses - covered loans	750	804	(2,890)	(1,551)	23,200
Total provision for loan losses	$43,344	$40,472	$66,678	$128,651	$182,947

Credit Quality by Segment
(Unaudited)
(In thousands)	Quarters ended
BPPR	30-Sep-16	30-Jun-16	30-Sep-15
Provision for loan losses	$36,281	$38,351	$68,755
Net charge-offs	32,959	36,222	47,245
Total non-performing loans held-in-portfolio, excluding covered loans	551,238	550,632	609,469
Allowance / non-covered loans held-in-portfolio	2.80%	2.77%	2.83%

	Quarters ended
BPNA	30-Sep-16	30-Jun-16	30-Sep-15
Provision for loan losses	$6,313	$1,317	$813
Net charge-offs (recoveries)	2,181	(821)	(943)
Total non-performing loans held-in-portfolio	28,087	27,107	25,433
Allowance / non-covered loans held-in-portfolio	0.78%	0.72%	0.68%
Financial Condition Highlights

(Unaudited)
(In thousands)	30-Sep-16	30-Jun-16	30-Sep-15
Money market, trading and investment securities	$11,931,499	$10,368,794	$8,321,397
Loans not covered under loss-sharing agreements with the FDIC	22,595,972	22,540,661	22,498,066
Loans covered under loss-sharing agreements with the FDIC	588,211	607,170	665,428
Total assets	39,054,296	37,606,148	35,522,462
Deposits	30,327,045	28,737,856	26,713,206
Borrowings	2,364,984	2,428,752	2,753,144
Liabilities from discontinued operations	1,815	1,815	1,800
Total liabilities	33,673,901	32,246,317	30,472,826
Stockholders’ equity	5,380,395	5,359,831	5,049,636

Total assets increased by $1.4 billion from the second quarter of 2016 driven by:

  An increase of $1.2 billion in money market investments mainly at BPPR due to an increase in cash balances from deposits;
  An increase of $0.4 billion in investment securities available-for-sale mainly at BPNA due to purchases of mortgage-backed agency pools, partially offset by sales and principal pay-downs; and
  A net increase of $58.5 million in non-covered loans held-in-portfolio mainly driven by growth in the commercial portfolio at BPNA by $138.4 million, partially offset by a decrease in mortgage loans portfolio at BPPR of $73.7 million impacted by lower originations of residential mortgages.

These positive variances were partially offset by a decrease of $61.6 million in the FDIC loss-share asset due mainly to the $54.9 million charge related to review board’s denial of BPPR’s claim in connection with arbitration proceedings with the FDIC.

Total liabilities increased by $1.4 billion from the first quarter of 2016, principally driven by:

  An increase of $1.6 billion in deposits mainly due to increases in deposits from the Puerto Rico government, NOW accounts, and non-interest bearing demand deposits at BPPR. Refer to Table G for additional information on deposits.

Stockholders’ equity increased by approximately $20.6 million from the second quarter of 2016, mainly as a result of net income for the quarter of $46.8 million, partially offset by an unfavorable variance of $14.4 million in unrealized gains on securities available-for-sale, declared dividends of $15.6 million on common stock and $0.9 million in dividends on preferred stock.

Common equity tier-1 ratio (“CET1”), book value per share and tangible book value per share were 16.64%, $51.85 and $44.86, respectively at September 30, 2016 compared to 16.29%, $51.68 and $44.62 at June 30, 2016. Refer to Table A for capital ratios.

Forward-Looking Statements

The information contained in this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties. Please refer to our Annual Report on Form 10-K for the year ended December 31, 2015, the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, and our other filings with the Securities and Exchange Commission for a discussion of factors that may cause the Corporation's actual results to differ materially from any future results expressed or implied by such forward-looking statements. Those filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.SEC.gov). The Corporation does not undertake to update or revise any forward-looking statement to reflect events or circumstances that may arise after the date of such statements.

Founded in 1893, Popular, Inc. is the leading banking institution by both assets and deposits in Puerto Rico and ranks among the top 50 U.S. banks by assets. Popular provides retail, mortgage and commercial banking services through its principal banking subsidiary, Banco Popular de Puerto Rico, as well as auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the United States, Popular has established a community-banking franchise providing a broad range of financial services and products with branches in New York, New Jersey and Florida under the name of Popular Community Bank.

An electronic version of this press release can be found at the Corporation’s website: www.popular.com.

Popular will hold a conference call to discuss the financial results today Tuesday, October 25, 2016 at 11:00 a.m. Eastern Time. The call will be broadcast live over the Internet and can be accessed through the investor relations section of the Corporation’s website: www.popular.com.

Listeners are recommended to go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call may also be accessed through a dial-in telephone number 1-866-235-1201 or 1-412-902-4127.

A replay of the webcast will be archived in Popular’s website. A telephone replay will be available one hour after the end of the conference call through Thursday, November 24, 2016. The replay dial in is 1-877-344-7529 or 1-412-317-0088. The replay passcode is 10093046.

Popular, Inc.
Financial Supplement to Third Quarter 2016 Earnings Release

Table A - Selected Ratios and Other Information

Table B - Consolidated Statement of Operations

Table C - Consolidated Statement of Financial Condition

Table D - Consolidated Average Balances and Yield / Rate Analysis - QUARTER

Table E - Consolidated Average Balances and Yield / Rate Analysis - YEAR-TO-DATE

Table F - Mortgage Banking Activities and Other Service Fees

Table G - Loans and Deposits

Table H - Non-Performing Assets

Table I - Activity in Non-Performing Loans

Table J - Allowance for Credit Losses, Net Charge-offs and Related Ratios

Table K - Allowance for Loan Losses - Breakdown of General and Specific Reserves - CONSOLIDATED

Table L - Allowance for Loan Losses - Breakdown of General and Specific Reserves - PUERTO RICO OPERATIONS

Table M - Allowance for Loan Losses - Breakdown of General and Specific Reserves - U.S. MAINLAND OPERATIONS

Table N - Reconciliation to GAAP Financial Measures

Table O - Financial Information - Westernbank Loans

POPULAR, INC.
Financial Supplement to Third Quarter 2016 Earnings Release
Table A - Selected Ratios and Other Information
(Unaudited)

	Quarters ended			Nine months ended
	30-Sep-16	30-Jun-16	30-Sep-15	30-Sep-16	30-Sep-15
Basic EPS from continuing operations	$0.44	$0.85	$0.82	$2.11	$7.33
Basic EPS from discontinued operations	$-	$-	$-	$-	$0.01
Total Basic EPS	$0.44	$0.85	$0.82	$2.11	$7.34
Diluted EPS from continuing operations	$0.44	$0.85	$0.82	$2.11	$7.31
Diluted EPS from discontinued operations	$-	$-	$-	$-	$0.01
Total Diluted EPS	$0.44	$0.85	$0.82	$2.11	$7.32
Average common shares outstanding	103,296,443	103,245,717	102,969,214	103,243,851	102,923,018
Average common shares outstanding - assuming dilution	103,465,385	103,343,486	103,150,482	103,383,949	103,137,762
Common shares outstanding at end of period	103,762,596	103,703,041	103,556,285	103,762,596	103,556,285

Market value per common share	$38.22	$29.30	$30.23	$38.22	$30.23

Market capitalization - (In millions)	$3,966	$3,038	$3,131	$3,966	$3,131

Return on average assets	0.49%	0.96%	0.95%	0.79%	2.89%
	.	.
Return on average common equity	3.46%	6.80%	6.79%	5.59%	22.29%

Net interest margin	4.12%	4.33%	4.39%	4.29%	4.50%

Common equity per share	$51.37	$51.20	$48.28	$51.37	$48.28

Book value per share	$51.85	$51.68	$48.76	$51.85	$48.76

Tangible common book value per common share (non-GAAP)	$44.86	$44.62	$42.71	$44.86	$42.71

Tangible common equity to tangible assets (non-GAAP)	12.13%	12.53%	12.66%	12.13%	12.66%

Tier 1 capital	16.64%	16.29%	16.21%	16.64%	16.21%

Total capital	19.65%	19.29%	18.78%	19.65%	18.78%

Tier 1 leverage	11.21%	11.29%	11.75%	11.21%	11.75%

Common Equity Tier 1 capital	16.64%	16.29%	16.21%	16.64%	16.21%

POPULAR, INC.
Financial Supplement to Third Quarter 2016 Earnings Release
Table B - Consolidated Statement of Operations
(Unaudited)
	Quarters ended		Variance	Quarter ended	Variance	Nine months ended
			Q3 2016		Q3 2016
(In thousands, except per share information)	30-Sep-16	30-Jun-16	vs. Q2 2016	30-Sep-15	vs. Q3 2015	30-Sep-16	30-Sep-15
Interest income:
Loans	$363,550	$369,721	$(6,171)	$364,458	$(908)	$1,096,468	$1,094,222
Money market investments	4,568	3,889	679	2,003	2,565	11,320	5,294
Investment securities	37,732	36,725	1,007	31,671	6,061	110,728	93,269
Trading account securities	1,449	1,875	(426)	3,150	(1,701)	5,013	8,872
Total interest income	407,299	412,210	(4,911)	401,282	6,017	1,223,529	1,201,657
Interest expense:
Deposits	32,362	30,599	1,763	28,357	4,005	92,835	80,479
Short-term borrowings	2,132	2,058	74	2,222	(90)	6,051	5,819
Long-term debt	19,118	19,002	116	19,968	(850)	57,993	58,876
Total interest expense	53,612	51,659	1,953	50,547	3,065	156,879	145,174
Net interest income	353,687	360,551	(6,864)	350,735	2,952	1,066,650	1,056,483
Provision for loan losses - non-covered loans	42,594	39,668	2,926	69,568	(26,974)	130,202	159,747
Provision (reversal) for loan losses - covered loans	750	804	(54)	(2,890)	3,640	(1,551)	23,200
Net interest income after provision for loan losses	310,343	320,079	(9,736)	284,057	26,286	937,999	873,536
Service charges on deposit accounts	40,776	40,296	480	40,960	(184)	120,934	120,115
Other service fees	59,169	56,945	2,224	56,115	3,054	169,496	169,162
Mortgage banking activities	15,272	16,227	(955)	24,195	(8,923)	42,050	58,372
Net gain and valuation adjustments on investment securities	349	1,583	(1,234)	136	213	1,932	141
Other-than-temporary impairment losses on investment securities	-	(209)	209	-	-	(209)	(14,445)
Trading account (loss) profit	(113)	1,117	(1,230)	(398)	285	842	(3,092)
Net gain on sale of loans, including valuation adjustments on loans held-for-sale	8,549	-	8,549	-	8,549	8,245	602
Adjustments (expense) to indemnity reserves on loans sold	(4,390)	(5,746)	1,356	(5,874)	1,484	(14,234)	(9,981)
FDIC loss-share (expense) income	(61,723)	(12,576)	(49,147)	1,207	(62,930)	(77,445)	24,421
Other operating income	18,089	12,866	5,223	14,768	3,321	46,500	41,808
Total non-interest income	75,978	110,503	(34,525)	131,109	(55,131)	298,111	387,103
Operating expenses:
Personnel costs
Salaries	77,770	75,792	1,978	78,193	(423)	230,860	227,040
Commissions, incentives and other bonuses	18,528	16,982	1,546	18,618	(90)	56,279	61,290
Pension, postretirement and medical insurance	13,413	12,279	1,134	12,578	835	38,803	33,666
Other personnel costs, including payroll taxes	11,513	11,655	(142)	11,474	39	39,081	36,302
Total personnel costs	121,224	116,708	4,516	120,863	361	365,023	358,298
Net occupancy expenses	21,626	21,714	(88)	21,277	349	63,770	66,272
Equipment expenses	15,922	15,261	661	14,739	1,183	45,731	44,075
Other taxes	11,324	10,170	1,154	9,951	1,373	31,689	29,638
Professional fees
Collections, appraisals and other credit related fees	4,005	4,974	(969)	5,049	(1,044)	13,479	18,660
Programming, processing and other technology services	52,174	50,232	1,942	49,134	3,040	152,270	143,700
Legal fees, excluding collections	11,428	10,009	1,419	6,624	4,804	27,691	19,401
Other professional fees	13,659	15,410	(1,751)	16,347	(2,688)	43,910	49,370
Total professional fees	81,266	80,625	641	77,154	4,112	237,350	231,131
Communications	5,785	6,012	(227)	6,058	(273)	18,117	18,387
Business promotion	12,726	13,705	(979)	12,325	401	37,541	36,914
FDIC deposit insurance	5,854	5,362	492	7,300	(1,446)	18,586	22,240
Other real estate owned (OREO) expenses	11,295	12,980	(1,685)	7,686	3,609	33,416	75,571
Credit and debit card processing, volume, interchange and other expenses	3,640	6,617	(2,977)	6,449	(2,809)	15,979	17,032
Other operating expenses
Operational losses	19,609	7,146	12,463	9,648	9,961	29,416	15,572
All other	6,503	9,752	(3,249)	9,454	(2,951)	25,037	41,377
Total other operating expenses	26,112	16,898	9,214	19,102	7,010	54,453	56,949
Amortization of intangibles	3,097	3,097	-	3,512	(415)	9,308	8,497
Goodwill impairment charge	3,801	-	3,801	-	3,801	3,801	-
Restructuring costs	-	-	-	481	(481)	-	17,408
Total operating expenses	323,672	309,149	14,523	306,897	16,775	934,764	982,412
Income from continuing operations before income tax	62,649	121,433	(58,784)	108,269	(45,620)	301,346	278,227
Income tax expense (benefit)	15,839	32,446	(16,607)	22,620	(6,781)	80,550	(478,344)
Income from continuing operations	46,810	88,987	(42,177)	85,649	(38,839)	220,796	756,571
(Loss) income from discontinued operations, net of tax	-	-	-	(9)	9	-	1,347
Net income	$46,810	$88,987	$(42,177)	$85,640	$(38,830)	$220,796	$757,918
Net income applicable to common stock	$45,880	$88,056	$(42,176)	$84,709	$(38,829)	$218,004	$755,126
Net income per common share - basic:
Net income from continuing operations	$0.44	$0.85	$(0.41)	$0.82	$(0.38)	$2.11	$7.33
Net income from discontinued operations	-	-	-	-	-	-	0.01
Net income per common share - basic	$0.44	$0.85	$(0.41)	$0.82	$(0.38)	$2.11	$7.34
Net income per common share - diluted:
Net income from continuing operations	$0.44	$0.85	$(0.41)	$0.82	$(0.38)	$2.11	$7.31
Net income from discontinued operations	-	-	-	-	-	-	0.01
Net income per common share - diluted	$0.44	$0.85	$(0.41)	$0.82	$(0.38)	$2.11	$7.32
Dividends Declared per Common Share	$0.15	$0.15	$-	$0.15	$-	$0.45	$0.15

Popular, Inc.
Financial Supplement to Third Quarter 2016 Earnings Release
Table C - Consolidated Statement of Financial Condition

(Unaudited)
				Variance
				Q3 2016 vs.
(In thousands)	30-Sep-16	30-Jun-16	30-Sep-15	Q2 2016
Assets:
Cash and due from banks	$350,545	$365,308	$320,555	$(14,763)
Money market investments	3,963,495	2,785,500	2,408,571	1,177,995
Trading account securities, at fair value	72,584	72,530	137,943	54
Investment securities available-for-sale, at fair value	7,628,656	7,242,676	5,500,931	385,980
Investment securities held-to-maturity, at amortized cost	97,973	99,525	100,295	(1,552)
Other investment securities, at lower of cost or realizable value	168,791	168,563	173,657	228
Loans held-for-sale, at lower of cost or fair value	72,076	122,338	171,019	(50,262)
Loans held-in-portfolio:
Loans not covered under loss-sharing agreements with the FDIC	22,714,358	22,655,877	22,601,271	58,481
Loans covered under loss-sharing agreements with the FDIC	588,211	607,170	665,428	(18,959)
Less: Unearned income	118,386	115,216	103,205	3,170
Allowance for loan losses	555,855	548,720	570,514	7,135
Total loans held-in-portfolio, net	22,628,328	22,599,111	22,592,980	29,217
FDIC loss-share asset	152,467	214,029	311,946	(61,562)
Premises and equipment, net	537,975	535,865	495,103	2,110
Other real estate not covered under loss-sharing agreements with the FDIC	184,828	177,025	155,826	7,803
Other real estate covered under loss-sharing agreements with the FDIC	37,414	37,984	35,701	(570)
Accrued income receivable	119,691	120,979	118,044	(1,288)
Mortgage servicing assets, at fair value	200,354	203,577	210,851	(3,223)
Other assets	2,163,939	2,179,060	2,212,722	(15,121)
Goodwill	627,294	631,095	504,925	(3,801)
Other intangible assets	47,886	50,983	71,393	(3,097)
Total assets	$39,054,296	$37,606,148	$35,522,462	$1,448,148
Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$6,950,287	$6,531,108	$6,070,719	$419,179
Interest bearing	23,376,758	22,206,748	20,642,487	1,170,010
Total deposits	30,327,045	28,737,856	26,713,206	1,589,189
Federal funds purchased and assets sold under agreements to repurchase	765,251	821,604	1,085,765	(56,353)
Other short-term borrowings	1,200	31,200	1,200	(30,000)
Notes payable	1,598,533	1,575,948	1,666,179	22,585
Other liabilities	980,057	1,077,894	1,004,676	(97,837)
Liabilities from discontinued operations	1,815	1,815	1,800	-
Total liabilities	33,673,901	32,246,317	30,472,826	1,427,584
Stockholders’ equity:
Preferred stock	50,160	50,160	50,160	-
Common stock	1,040	1,039	1,037	1
Surplus	4,234,842	4,232,835	4,200,805	2,007
Retained earnings	1,259,295	1,228,979	993,309	30,316
Treasury stock	(7,647)	(7,570)	(5,869)	(77)
Accumulated other comprehensive loss	(157,295)	(145,612)	(189,806)	(11,683)
Total stockholders’ equity	5,380,395	5,359,831	5,049,636	20,564
Total liabilities and stockholders’ equity	$39,054,296	$37,606,148	$35,522,462	$1,448,148

Popular, Inc.
Financial Supplement to Third Quarter 2016 Earnings Release
Table D - Consolidated Average Balances and Yield / Rate Analysis - QUARTER
(Unaudited)

	Quarter ended			Quarter ended			Quarter ended			Variance			Variance
	30-Sep-16			30-Jun-16			30-Sep-15			Q3 2016 vs. Q2 2016			Q3 2016 vs. Q3 2015
($ amounts in
millions; yields not
on a taxable	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
equivalent basis)	balance	Expense	Rate	balance	Expense	Rate	balance	Expense	Rate	balance	Expense	Rate	balance	Expense	Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$11,159	$43.7	1.57%	$10,286	$42.5	1.65%	$8,667	$36.8	1.70%	$873	$1.2	(0.08)%	$2,492	$6.9	(0.13)%
Loans not covered under loss-sharing agreements with the FDIC:
Commercial	9,269	113.8	4.88	9,150	110.9	4.88	8,769	109.6	4.96	119	2.9	-	500	4.2	(0.08)
Construction	739	10.1	5.44	723	9.7	5.43	681	10.8	6.30	16	0.4	0.01	58	(0.7)	(0.86)
Mortgage	6,637	88.3	5.32	6,743	88.9	5.27	7,072	88.8	5.02	(106)	(0.6)	0.05	(435)	(0.5)	0.30
Consumer	3,847	99.3	10.27	3,865	99.4	10.34	3,811	97.2	10.12	(18)	(0.1)	(0.07)	36	2.1	0.15
Lease financing	669	11.2	6.72	651	11.0	6.73	594	10.0	6.75	18	0.2	(0.01)	75	1.2	(0.03)
Total loans (excluding WB loans)	21,161	322.7	6.08	21,132	319.9	6.08	20,927	316.4	6.02	29	2.8	-	234	6.3	0.06
WB loans	1,881	40.9	8.65	2,013	49.8	9.94	2,221	48.0	8.59	(132)	(8.9)	(1.29)	(340)	(7.1)	0.06
Total loans	23,042	363.6	6.29	23,145	369.7	6.41	23,148	364.4	6.26	(103)	(6.1)	(0.12)	(106)	(0.8)	0.03
Total interest earning assets	34,201	$407.3	4.75%	33,431	$412.2	4.95%	31,815	$401.2	5.02%	770	($4.9)	(0.20)%	2,386	$6.1	(0.27)%
Allowance for loan losses	(553)			(539)			(559)			(14)			6
Other non-interest earning assets	4,443			4,479			4,584			(36)			(141)
Total average assets	$38,091			$37,371			$35,840			$720			$2,251

Liabilities and Stockholders' Equity:
Interest bearing deposits:
NOW and money market	$7,326	$7.0	0.38%	$7,023	$6.6	0.38%	$5,742	$4.9	0.34%	$303	$0.4	-%	$1,584	$2.1	0.04%
Savings	7,550	4.6	0.24	7,487	4.4	0.24	7,055	4.1	0.23	63	0.2	-	495	0.5	0.01
Time deposits	7,859	20.7	1.05	7,866	19.6	1.00	8,158	19.4	0.94	(7)	1.1	0.05	(299)	1.3	0.11
Total interest bearing deposits	22,735	32.3	0.57	22,376	30.6	0.55	20,955	28.4	0.54	359	1.7	0.02	1,780	3.9	0.03
Borrowings	2,398	21.3	3.55	2,307	21.0	3.67	2,861	22.1	3.09	91	0.3	(0.12)	(463)	(0.8)	0.46
Total interest bearing liabilities	25,133	53.6	0.85	24,683	51.6	0.84	23,816	50.5	0.84	450	2.0	0.01	1,317	3.1	0.01
Net interest spread			3.90%			4.11%			4.18%			(0.21)%			(0.28)%
Non-interest bearing deposits	6,676			6,481			6,144			195			532
Other liabilities	955			943			876			12			79
Liabilities from discontinued operations	2			2			2			-			-
Stockholders' equity	5,325			5,262			5,002			63			323
Total average liabilities and stockholders' equity	$38,091			$37,371			$35,840			$720			$2,251

Net interest income / margin non-taxable equivalent basis		$353.7	4.12%		$360.6	4.33%		$350.7	4.39%		($6.9)	(0.21)%		$3.0	(0.27)%

Popular, Inc.
Financial Supplement to Third Quarter 2016 Earnings Release
Table E - Consolidated Average Balances and Yield / Rate Analysis - YEAR-TO-DATE
(Unaudited)

	Nine months ended			Nine months ended
	30-Sep-16			30-Sep-15			Variance
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
($ amounts in millions; yields not on a taxable equivalent basis)	balance	Expense	Rate	balance	Expense	Rate	balance	Expense	Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$10,136	$127.0	1.67%	$8,340	$107.4	1.72%	$1,796	$19.6	(0.05)%
Loans not covered under loss-sharing agreements with the FDIC:
Commercial	9,126	335.3	4.91	8,627	318.5	4.93	499	16.8	(0.02)
Construction	722	29.1	5.39	600	27.1	6.05	122	2.0	(0.66)
Mortgage	6,736	266.9	5.28	6,989	267.9	5.11	(253)	(1.0)	0.17
Consumer	3,839	296.7	10.32	3,826	289.8	10.13	13	6.9	0.19
Lease financing	650	32.9	6.74	582	30.1	6.89	68	2.8	(0.15)
Total loans (excluding WB loans)	21,073	960.9	6.09	20,624	933.4	6.05	449	27.5	0.04
WB loans	1,984	135.6	9.12	2,392	160.9	8.99	(408)	(25.3)	0.13
Total loans	23,057	1,096.5	6.35	23,016	1,094.3	6.35	41	2.2	-
Total interest earning assets	33,193	$1,223.5	4.92%	31,356	$1,201.7	5.12%	1,837	$21.8	(0.20)%
Allowance for loan losses	(542)			(589)			47
Other non-interest earning assets	4,469			4,288			181
Total average assets	$37,120			$35,055			$2,065

Liabilities and Stockholders' Equity:
Interest bearing deposits:
NOW and money market	$6,689	$19.2	0.38%	$5,413	$14.0	0.35%	$1,276	$5.2	0.03%
Savings	7,438	13.3	0.24	6,996	12.1	0.23	442	1.2	0.01
Time deposits	7,928	60.3	1.02	8,146	54.4	0.89	(218)	5.9	0.13
Total interest bearing deposits	22,055	92.8	0.56	20,555	80.5	0.52	1,500	12.3	0.04
Borrowings	2,382	64.0	3.59	2,865	64.7	3.01	(483)	(0.7)	0.58
Total interest bearing liabilities	24,437	156.8	0.86	23,420	145.2	0.83	1,017	11.6	0.03
Net interest spread			4.06%			4.29%			(0.23)%
Non-interest bearing deposits	6,484			6,113			371
Other liabilities	937			942			(5)
Liabilities from discontinued operations	2			2			-
Stockholders' equity	5,260			4,578			682
Total average liabilities and stockholders' equity	$37,120			$35,055			$2,065

Net interest income / margin non-taxable equivalent basis		$1,066.7	4.29%		$1,056.5	4.50%		$10.2	(0.21)%

Popular, Inc.
Financial Supplement to Third Quarter 2016 Earnings Release
Table F - Mortgage Banking Activities and Other Service Fees
(Unaudited)

Mortgage Banking Activities				Variance
	Quarters ended			Q3 2016 vs.	Q3 2016 vs.	Nine months ended		Variance
(In thousands)	30-Sep-16	30-Jun-16	30-Sep-15	Q2 2016	Q3 2015	30-Sep-16	30-Sep-15	2016 vs. 2015
Mortgage servicing fees, net of fair value adjustments:
Mortgage servicing fees	$14,520	$14,675	$17,020	$(155)	$(2,500)	$43,997	$43,957	$40
Mortgage servicing rights fair value adjustments	(6,062)	(4,340)	1,038	(1,722)	(7,100)	(18,879)	(5,808)	(13,071)
Total mortgage servicing fees, net of fair value adjustments	8,458	10,335	18,058	(1,877)	(9,600)	25,118	38,149	(13,031)
Net gain on sale of loans, including valuation on loans held-for-sale	8,857	8,474	9,698	383	(841)	24,441	24,999	(558)
Trading account (loss) profit:
Unrealized (losses) gains on outstanding derivative positions	95	(59)	(69)	154	164	(44)	(10)	(34)
Realized (losses) gains on closed derivative positions	(2,138)	(2,523)	(3,492)	385	1,354	(7,465)	(4,766)	(2,699)
Total trading account (loss) profit	(2,043)	(2,582)	(3,561)	539	1,518	(7,509)	(4,776)	(2,733)
Total mortgage banking activities	$15,272	$16,227	$24,195	$(955)	$(8,923)	$42,050	$58,372	$(16,322)

Other Service Fees				Variance
	Quarters ended			Q3 2016 vs.	Q3 2016 vs.	Nine months ended		Variance
(In thousands)	30-Sep-16	30-Jun-16	30-Sep-15	Q2 2016	Q3 2015	30-Sep-16	30-Sep-15	2016 vs. 2015
Other service fees:
Debit card fees	$11,483	$11,382	$11,288	$101	$195	$34,153	$34,408	$(255)
Insurance fees	15,943	13,885	14,517	2,058	1,426	42,678	40,163	2,515
Credit card fees	17,644	17,700	16,879	(56)	765	52,202	50,639	1,563
Sale and administration of investment products	5,542	5,417	5,737	125	(195)	15,798	18,269	(2,471)
Trust fees	4,968	4,827	4,403	141	565	14,029	13,919	110
Other fees	3,589	3,734	3,291	(145)	298	10,636	11,764	(1,128)
Total other service fees	$59,169	$56,945	$56,115	$2,224	$3,054	$169,496	$169,162	$334

Popular, Inc.
Financial Supplement to Third Quarter 2016 Earnings Release
Table G - Loans and Deposits
(Unaudited)

Loans - Ending Balances
				Variance
				Q3 2016 vs.	Q3 2016 vs.
(In thousands)	30-Sep-16	30-Jun-16	30-Sep-15	Q2 2016	Q3 2015
Loans not covered under FDIC loss-sharing agreements:
Commercial	$10,537,191	$10,359,815	$10,130,424	$177,376	$406,767
Construction	731,352	717,332	692,492	14,020	38,860
Legacy [1]	47,914	49,709	67,974	(1,795)	(20,060)
Lease financing	682,810	664,094	606,927	18,716	75,883
Mortgage	6,774,497	6,864,118	7,165,479	(89,621)	(390,982)
Consumer	3,822,208	3,885,593	3,834,770	(63,385)	(12,562)
Total non-covered loans held-in-portfolio	$22,595,972	$22,540,661	$22,498,066	$55,311	$97,906
Loans covered under FDIC loss-sharing agreements	588,211	607,170	665,428	(18,959)	(77,217)
Total loans held-in-portfolio	$23,184,183	$23,147,831	$23,163,494	$36,352	$20,689
Loans held-for-sale:
Commercial	$-	$39,544	$47,447	$(39,544)	$(47,447)
Construction	-	-	10	-	(10)
Mortgage	72,076	82,794	123,562	(10,718)	(51,486)
Total loans held-for-sale	$72,076	$122,338	$171,019	$(50,262)	$(98,943)
Total loans	$23,256,259	$23,270,169	$23,334,513	$(13,910)	$(78,254)
[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.
Deposits - Ending Balances
				Variance
				Q3 2016 vs.	Q3 2016 vs.
(In thousands)	30-Sep-16	30-Jun-16	30-Sep-15	Q2 2016	Q3 2015
Demand deposits [1]	$9,161,839	$8,106,291	$7,027,672	$1,055,548	$2,134,167
Savings, NOW and money market deposits (non-brokered)	12,872,072	12,289,793	11,178,357	582,279	1,693,715
Savings, NOW and money market deposits (brokered)	391,128	387,026	405,903	4,102	(14,775)
Time deposits (non-brokered)	7,619,232	7,570,673	6,870,816	48,559	748,416
Time deposits (brokered CDs)	282,774	384,073	1,230,458	(101,299)	(947,684)
Total deposits	$30,327,045	$28,737,856	$26,713,206	$1,589,189	$3,613,839
[1] Includes interest and non-interest bearing demand deposits.

Popular, Inc.
Financial Supplement to Third Quarter 2016 Earnings Release
Table H - Non-Performing Assets
(Unaudited)
							Variance
		As a % of		As a % of		As a % of
		loans HIP by		loans HIP by		loans HIP by	Q3 2016 vs.	Q3 2016 vs.
(Dollars in thousands)	30-Sep-16	category	30-Jun-16	category	30-Sep-15	category	Q2 2016	Q3 2015
Non-accrual loans:
Commercial	$170,571	1.6%	$175,615	1.7%	$239,397	2.4%	$(5,044)	$(68,826)
Construction	-	-	2,523	0.4	3,605	0.5	(2,523)	(3,605)
Legacy [1]	3,450	7.2	3,839	7.7	4,059	6.0	(389)	(609)
Lease financing	2,878	0.4	3,019	0.5	3,091	0.5	(141)	(213)
Mortgage	345,776	5.1	338,048	4.9	343,410	4.8	7,728	2,366
Consumer	56,650	1.5	54,695	1.4	41,340	1.1	1,955	15,310
Total non-performing loans held-in-
portfolio, excluding covered loans	579,325	2.6%	577,739	2.6%	634,902	2.8%	1,586	(55,577)
Non-performing loans held-for-sale [2]	-		39,544		47,681		(39,544)	(47,681)
Other real estate owned (“OREO”),
excluding covered OREO	184,828		177,025		155,826		7,803	29,002
Total non-performing assets,
excluding covered assets	764,153		794,308		838,409		(30,155)	(74,256)
Covered loans and OREO	41,211		41,466		39,888		(255)	1,323
Total non-performing assets	$805,364		$835,774		$878,297		$(30,410)	$(72,933)
Accruing loans past due 90 days or more [3]	$418,652		$413,319		$443,497		$5,333	$(24,845)
Ratios excluding covered loans:
Non-performing loans held-in-portfolio
to loans held-in-portfolio	2.56%		2.56%		2.82%
Allowance for loan losses to loans
held-in-portfolio	2.33		2.30		2.38
Allowance for loan losses to
non-performing loans, excluding loans
held-for-sale	90.73		89.68		84.42
Ratios including covered loans:
Non-performing assets to total assets	2.06%		2.22%		2.47%
Non-performing loans held-in-portfolio
to loans held-in-portfolio	2.52		2.51		2.76
Allowance for loan losses to loans
held-in-portfolio	2.40		2.37		2.46
Allowance for loan losses to non-performing
loans, excluding loans held-for-sale	95.32		94.41		89.97
[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.
[2] There were no non-performing loans held-for-sale as of September 30, 2016 (June 30, 2016 - $40 million in commercial loans; September 30, 2015 - $47 million in commercial loans, $10 million in construction loans and $224 thousand in mortgage loans.)

[3] It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to non-performing since the principal repayment is insured. These balances include $174 million of residential mortgage loans insured by FHA or guaranteed by the VA that are no longer accruing interest as of September 30, 2016 (June 30, 2016 - $149 million; September 30, 2015 - $159 million). Furthermore, the Corporation has approximately $72 million in reverse mortgage loans which are guaranteed by FHA, but which are currently not accruing interest. Due to the guaranteed nature of the loans, it is the Corporation's policy to exclude these balances from non-performing assets (June 30, 2016 - $63 million; September 30, 2015 - $71 million).

Popular, Inc.
Financial Supplement to Third Quarter 2016 Earnings Release
Table I - Activity in Non-Performing Loans
(Unaudited)

Commercial loans held-in-portfolio:
	Quarter ended			Quarter ended
	30-Sep-16			30-Jun-16
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$172,584	$3,031	$175,615	$182,639	$14,992	$197,631
Plus:
New non-performing loans	12,520	1,609	14,129	26,029	2,254	28,283
Advances on existing non-performing loans	-	164	164	-	8	8
Reclassification from construction loans to commercial loans	2,436	-	2,436	-	-	-
Less:
Non-performing loans transferred to OREO	(2,223)	-	(2,223)	(1,815)	-	(1,815)
Non-performing loans charged-off	(7,918)	(141)	(8,059)	(15,219)	(254)	(15,473)
Loans returned to accrual status / loan collections	(10,352)	(1,139)	(11,491)	(19,050)	(13,969)	(33,019)
Ending balance NPLs	$167,047	$3,524	$170,571	$172,584	$3,031	$175,615

Construction loans held-in-portfolio:
	Quarter ended			Quarter ended
	30-Sep-16			30-Jun-16
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$2,423	$100	$2,523	$3,270	$671	$3,941
Plus:
New non-performing loans	1,150	-	1,150	186	-	186
Less:
Non-performing loans charged-off	(985)	-	(985)	(8)	-	(8)
Loans returned to accrual status / loan collections	(152)	(100)	(252)	(1,025)	(571)	(1,596)
Reclassification from construction loans to commercial loans	(2,436)	-	(2,436)	-	-	-
Ending balance NPLs	$-	$-	$-	$2,423	$100	$2,523

Mortgage loans held-in-portfolio:
	Quarter ended			Quarter ended
	30-Sep-16			30-Jun-16
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$323,658	$14,390	$338,048	$322,838	$12,069	$334,907
Plus:
New non-performing loans	87,340	6,715	94,055	79,688	6,532	86,220
Less:
Non-performing loans transferred to OREO	(14,398)	(384)	(14,782)	(12,521)	(445)	(12,966)
Non-performing loans charged-off	(9,481)	(1,994)	(11,475)	(10,648)	(130)	(10,778)
Loans returned to accrual status / loan collections	(55,773)	(4,297)	(60,070)	(55,699)	(3,636)	(59,335)
Ending balance NPLs	$331,346	$14,430	$345,776	$323,658	$14,390	$338,048

Legacy loans held-in-portfolio:
	Quarter ended			Quarter ended
	30-Sep-16			30-Jun-16
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$-	$3,839	$3,839	$-	$4,046	$4,046
Plus:
New non-performing loans	-	45	45	-	552	552
Advances on existing non-performing loans	-	135	135	-	-	-
Less:
Non-performing loans transferred to OREO	-	(44)	(44)	-	-	-
Non-performing loans charged-off	-	(146)	(146)	-	(54)	(54)
Loans returned to accrual status / loan collections	-	(379)	(379)	-	(705)	(705)
Ending balance NPLs	$-	$3,450	$3,450	$-	$3,839	$3,839

Total non-performing loans held-in-portfolio (excluding consumer and covered loans):
	Quarter ended			Quarter ended
	30-Sep-16			30-Jun-16
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$498,665	$21,360	$520,025	$508,747	$31,778	$540,525
Plus:
New non-performing loans	101,010	8,369	109,379	105,903	9,338	115,241
Advances on existing non-performing loans	-	299	299	-	8	8
Reclassification from construction loans to commercial loans	2,436	-	2,436	-	-	-
Less:
Non-performing loans transferred to OREO	(16,621)	(428)	(17,049)	(14,336)	(445)	(14,781)
Non-performing loans charged-off	(18,384)	(2,281)	(20,665)	(25,875)	(438)	(26,313)
Loans returned to accrual status / loan collections	(66,277)	(5,915)	(72,192)	(75,774)	(18,881)	(94,655)
Reclassification from construction loans to commercial loans	(2,436)	-	(2,436)	-	-	-
Ending balance NPLs	$498,393	$21,404	$519,797	$498,665	$21,360	$520,025

Popular, Inc.
Financial Supplement to Third Quarter 2016 Earnings Release
Table J - Allowance for Credit Losses, Net Charge-offs and Related Ratios
(Unaudited)

	Quarter ended					Quarter ended					Quarter ended
	30-Sep-16					30-Jun-16					30-Sep-15
	Non-covered		Covered			Non-covered		Covered			Non-covered		Covered
(Dollars in thousands)	loans		loans	Total		loans		loans	Total		loans		loans	Total
Balance at beginning of period	$518,139		$30,581	$548,720		$508,427		$30,045	$538,472		$512,739		$38,074	$550,813
Provision (reversal of provision) for loan losses	42,594		750	43,344		39,668		804	40,472		69,568		(2,890)	66,678
	560,733		31,331	592,064		548,095		30,849	578,944		582,307		35,184	617,491
Net loans charged-off (recovered):
BPPR
Commercial	3,199		-	3,199		5,647		-	5,647		9,172		-	9,172
Construction	886		-	886		(3,226)		-	(3,226)		(2,648)		-	(2,648)
Lease financing	816		-	816		434		-	434		894		-	894
Mortgage	15,237		661	15,898		13,464		699	14,163		15,524		601	16,125
Consumer	12,821		408	13,229		19,903		(431)	19,472		24,303		74	24,377
Total BPPR	32,959		1,069	34,028		36,222		268	36,490		47,245		675	47,920

BPNA
Commercial	(1,173)		-	(1,173)		(1,265)		-	(1,265)		(1,959)		-	(1,959)
Legacy [1]	(520)		-	(520)		(893)		-	(893)		(603)		-	(603)
Mortgage	1,942		-	1,942		16		-	16		787		-	787
Consumer	1,932		-	1,932		1,321		-	1,321		832		-	832
Total BPNA	2,181		-	2,181		(821)		-	(821)		(943)		-	(943)
Total loans charged-off - Popular, Inc.	35,140		1,069	36,209		35,401		268	35,669		46,302		675	46,977
Net (write-downs) recoveries [2]	-		-	-		5,445		-	5,445		-		-	-
Balance at end of period	$525,593		$30,262	$555,855		$518,139		$30,581	$548,720		$536,005		$34,509	$570,514

POPULAR, INC.
Annualized net charge-offs to average loans held-in-portfolio	0.63%			0.63%		0.63%			0.62%		0.83%			0.82%
Provision for loan losses to net charge-offs [3]	1.21	x		1.20	x	1.27	x		1.29	x	1.50	x		1.42	x

BPPR
Annualized net charge-offs to average loans held-in-portfolio	0.77%			0.77%		0.83%			0.81%		1.07%			1.04%
Provision for loan losses to net charge-offs [3]	1.10	x		1.09	x	1.21	x		1.22	x	1.46	x		1.37	x

BPNA
Annualized net charge-offs (recoveries) to average loans held-in-portfolio				0.17%					(0.06)%					(0.08)%
Provision for loan losses to net charge-offs (recoveries)				2.89					(1.60)					N.M.
[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.
[2] Net write-downs are related to loans sold or reclassified to held-for-sale.
[3] Excluding provision for loan losses and net (write-downs) recoveries related to loans sold or reclassified to held-for-sale.
N.M. - Not meaningful.

Popular, Inc.
Financial Supplement to Third Quarter 2016 Earnings Release
Table K - Allowance for Loan Losses - Breakdown of General and Specific Reserves - CONSOLIDATED
(Unaudited)

30-Sep-16
						Lease
(Dollars in thousands)		Commercial	Construction	Legacy [2]	Mortgage	financing	Consumer	Total [3]
Specific ALLL		$58,527	$-	$-	$45,557	$540	$24,433	$129,057
Impaired loans	[1]	$328,868	$-	$-	$496,868	$1,899	$110,929	$938,564
Specific ALLL to impaired loans	[1]	17.80%	-%	-%	9.17%	28.44%	22.03%	13.75%
General ALLL		$165,639	$9,942	$1,682	$93,971	$7,375	$117,927	$396,536
Loans held-in-portfolio, excluding impaired loans	[1]	$10,208,312	$731,352	$47,914	$6,277,639	$680,911	$3,711,280	$21,657,408
General ALLL to loans held-in-portfolio, excluding impaired loans	[1]	1.62%	1.36%	3.51%	1.50%	1.08%	3.18%	1.83%
Total ALLL		$224,166	$9,942	$1,682	$139,528	$7,915	$142,360	$525,593
Total non-covered loans held-in-portfolio	[1]	$10,537,180	$731,352	$47,914	$6,774,507	$682,810	$3,822,209	$22,595,972
ALLL to loans held-in-portfolio	[1]	2.13%	1.36%	3.51%	2.06%	1.16%	3.72%	2.33%
[1] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction.
[2] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA reportable segment.
[3] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction. As of September 30, 2016 the general allowance on the covered loans amounted to $30.3 million.

30-Jun-16
						Lease
(Dollars in thousands)		Commercial	Construction	Legacy [2]	Mortgage	financing	Consumer	Total [3]
Specific ALLL		$53,350	$116	$-	$43,909	$548	$24,898	$122,821
Impaired loans	[1]	$335,881	$1,036	$-	$484,725	$2,110	$111,610	$935,362
Specific ALLL to impaired loans	[1]	15.88%	11.20%	-%	9.06%	25.97%	22.31%	13.13%
General ALLL		$156,331	$10,949	$1,852	$97,577	$9,546	$119,063	$395,318
Loans held-in-portfolio, excluding impaired loans	[1]	$10,023,934	$716,296	$49,709	$6,379,393	$661,984	$3,773,983	$21,605,299
General ALLL to loans held-in-portfolio, excluding impaired loans	[1]	1.56%	1.53%	3.73%	1.53%	1.44%	3.15%	1.83%
Total ALLL		$209,681	$11,065	$1,852	$141,486	$10,094	$143,961	$518,139
Total non-covered loans held-in-portfolio	[1]	$10,359,815	$717,332	$49,709	$6,864,118	$664,094	$3,885,593	$22,540,661
ALLL to loans held-in-portfolio	[1]	2.02%	1.54%	3.73%	2.06%	1.52%	3.70%	2.30%
[1] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction.
[2] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA reportable segment.
[3] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction. As of June 30, 2016 the general allowance on the covered loans amounted to $30.6 million.

Variance
						Lease
(Dollars in thousands)		Commercial	Construction	Legacy	Mortgage	financing	Consumer	Total
Specific ALLL		$5,177	$(116)	$-	$1,648	$(8)	$(465)	$6,236
Impaired loans		$(7,013)	$(1,036)	$-	$12,143	$(211)	$(681)	$3,202
General ALLL		$9,308	$(1,007)	$(170)	$(3,606)	$(2,171)	$(1,136)	$1,218
Loans held-in-portfolio, excluding impaired loans		$184,378	$15,056	$(1,795)	$(101,754)	$18,927	$(62,703)	$52,109
Total ALLL		$14,485	$(1,123)	$(170)	$(1,958)	$(2,179)	$(1,601)	$7,454
Total non-covered loans held-in-portfolio		$177,365	$14,020	$(1,795)	$(89,611)	$18,716	$(63,384)	$55,311

Popular, Inc.
Financial Supplement to Third Quarter 2016 Earnings Release
Table L - Allowance for Loan Losses - Breakdown of General and Specific Reserves - PUERTO RICO OPERATIONS
(Unaudited)

30-Sep-16
Puerto Rico
				Lease
(In thousands)	Commercial	Construction	Mortgage	financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$58,527	$-	$43,567	$540	$23,708	$126,342
General ALLL non-covered loans	151,847	2,114	91,761	7,375	104,604	357,701
ALLL - non-covered loans	210,374	2,114	135,328	7,915	128,312	484,043
Specific ALLL covered loans	-	-	-	-	-	-
General ALLL covered loans	-	-	30,135	-	127	30,262
ALLL - covered loans	-	-	30,135	-	127	30,262
Total ALLL	$210,374	$2,114	$165,463	$7,915	$128,439	$514,305
Loans held-in-portfolio:
Impaired non-covered loans	$328,868	$-	$487,972	$1,899	$108,341	$927,080
Non-covered loans held-in-portfolio, excluding impaired loans	6,925,290	81,054	5,476,876	680,911	3,185,490	16,349,621
Non-covered loans held-in-portfolio	7,254,158	81,054	5,964,848	682,810	3,293,831	17,276,701
Impaired covered loans	-	-	-	-	-	-
Covered loans held-in-portfolio, excluding impaired loans	-	-	571,349	-	16,862	588,211
Covered loans held-in-portfolio	-	-	571,349	-	16,862	588,211
Total loans held-in-portfolio	$7,254,158	$81,054	$6,536,197	$682,810	$3,310,693	$17,864,912

30-Jun-16
Puerto Rico
				Lease
(In thousands)	Commercial	Construction	Mortgage	financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$53,350	$116	$42,106	$548	$24,167	$120,287
General ALLL non-covered loans	146,477	3,489	94,618	9,546	106,304	360,434
ALLL - non-covered loans	199,827	3,605	136,724	10,094	130,471	480,721
Specific ALLL covered loans	-	-	-	-	-	-
General ALLL covered loans	-	-	29,951	-	630	30,581
ALLL - covered loans	-	-	29,951	-	630	30,581
Total ALLL	$199,827	$3,605	$166,675	$10,094	$131,101	$511,302
Loans held-in-portfolio:
Impaired non-covered loans	$335,881	$1,036	$476,161	$2,110	$109,130	$924,318
Non-covered loans held-in-portfolio, excluding impaired loans	6,881,171	102,606	5,544,401	661,984	3,212,552	16,402,714
Non-covered loans held-in-portfolio	7,217,052	103,642	6,020,562	664,094	3,321,682	17,327,032
Impaired covered loans	-	-	-	-	-	-
Covered loans held-in-portfolio, excluding impaired loans	-	-	589,256	-	17,914	607,170
Covered loans held-in-portfolio	-	-	589,256	-	17,914	607,170
Total loans held-in-portfolio	$7,217,052	$103,642	$6,609,818	$664,094	$3,339,596	$17,934,202

Variance
				Lease
(In thousands)	Commercial	Construction	Mortgage	financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$5,177	$(116)	$1,461	$(8)	$(459)	$6,055
General ALLL non-covered loans	5,370	(1,375)	(2,857)	(2,171)	(1,700)	(2,733)
ALLL - non-covered loans	10,547	(1,491)	(1,396)	(2,179)	(2,159)	3,322
Specific ALLL covered loans	-	-	-	-	-	-
General ALLL covered loans	-	-	184	-	(503)	(319)
ALLL - covered loans	-	-	184	-	(503)	(319)
Total ALLL	$10,547	$(1,491)	$(1,212)	$(2,179)	$(2,662)	$3,003
Loans held-in-portfolio:
Impaired non-covered loans	$(7,013)	$(1,036)	$11,811	$(211)	$(789)	$2,762
Non-covered loans held-in-portfolio, excluding impaired loans	44,119	(21,552)	(67,525)	18,927	(27,062)	(53,093)
Non-covered loans held-in-portfolio	37,106	(22,588)	(55,714)	18,716	(27,851)	(50,331)
Impaired covered loans	-	-	-	-	-	-
Covered loans held-in-portfolio, excluding impaired loans	-	-	(17,907)	-	(1,052)	(18,959)
Covered loans held-in-portfolio	-	-	(17,907)	-	(1,052)	(18,959)
Total loans held-in-portfolio	$37,106	$(22,588)	$(73,621)	$18,716	$(28,903)	$(69,290)

Popular, Inc.
Financial Supplement to Third Quarter 2016 Earnings Release
Table M - Allowance for Loan Losses - Breakdown of General and Specific Reserves - U.S. MAINLAND OPERATIONS
(Unaudited)

30-Sep-16
U.S. Mainland
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$-	$-	$-	$1,990	$725	$2,715
General ALLL	13,792	7,828	1,682	2,210	13,323	38,835
Total ALLL	$13,792	$7,828	$1,682	$4,200	$14,048	$41,550
Loans held-in-portfolio:
Impaired loans	$-	$-	$-	$8,896	$2,588	$11,484
Loans held-in-portfolio, excluding impaired loans	3,283,022	650,298	47,914	800,763	525,790	5,307,787
Total loans held-in-portfolio	$3,283,022	$650,298	$47,914	$809,659	$528,378	$5,319,271

30-Jun-16
U.S. Mainland
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$-	$-	$-	$1,803	$731	$2,534
General ALLL	9,854	7,460	1,852	2,959	12,759	34,884
Total ALLL	$9,854	$7,460	$1,852	$4,762	$13,490	$37,418
Loans held-in-portfolio:
Impaired loans	$-	$-	$-	$8,564	$2,480	$11,044
Loans held-in-portfolio, excluding impaired loans	3,142,763	613,690	49,709	834,992	561,431	5,202,585
Total loans held-in-portfolio	$3,142,763	$613,690	$49,709	$843,556	$563,911	$5,213,629

Variance
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$-	$-	$-	$187	$(6)	$181
General ALLL	3,938	368	(170)	(749)	564	3,951
Total ALLL	$3,938	$368	$(170)	$(562)	$558	$4,132
Loans held-in-portfolio:
Impaired loans	$-	$-	$-	$332	$108	$440
Loans held-in-portfolio, excluding impaired loans	140,259	36,608	(1,795)	(34,229)	(35,641)	105,202
Total loans held-in-portfolio	$140,259	$36,608	$(1,795)	$(33,897)	$(35,533)	$105,642

Popular, Inc.
Financial Supplement to Third Quarter 2016 Earnings Release
Table N - Reconciliation to GAAP Financial Measures
(Unaudited)

(In thousands, except share or per share information)	30-Sep-16	30-Jun-16	30-Sep-15
Total stockholders’ equity	$5,380,395	$5,359,831	$5,049,636
Common shares outstanding at end of period	103,762,596	103,703,041	103,556,285
Book value per common share	$51.85	$51.68	$48.76

Total stockholders’ equity	$5,380,395	$5,359,831	$5,049,636
Less: Preferred stock	(50,160)	(50,160)	(50,160)
Less: Goodwill	(627,294)	(631,095)	(504,925)
Less: Other intangibles	(47,886)	(50,983)	(71,393)
Total tangible common equity	$4,655,055	$4,627,593	$4,423,158
Total assets	$39,054,296	$37,606,148	$35,522,462
Less: Goodwill	(627,294)	(631,095)	(504,925)
Less: Other intangibles	(47,886)	(50,983)	(71,393)
Total tangible assets	$38,379,116	$36,924,070	$34,946,144
Tangible common equity to tangible assets	12.13%	12.53%	12.66%
Common shares outstanding at end of period	103,762,596	103,703,041	103,556,285
Tangible book value per common share	$44.86	$44.62	$42.71

Popular, Inc.
Financial Supplement to Third Quarter 2016 Earnings Release
Table O - Financial Information - Westernbank Loans
(Unaudited)

Revenues
	Quarters ended
(In thousands)	30-Sep-16	30-Jun-16	Variance
Interest income on WB loans	$40,867	$49,794	$(8,927)
FDIC loss-share expense:
Amortization of indemnification asset	(1,259)	(4,036)	2,777
80% mirror accounting on credit impairment losses (reversal) [1]	659	475	184
80% mirror accounting on reimbursable expenses	853	2,235	(1,382)
80% mirror accounting on recoveries on covered assets, including rental income on OREOs,
subject to reimbursement to the FDIC	(522)	(3,956)	3,434
Change in true-up payment obligation	(6,611)	(7,688)	1,077
Arbitration award expense	(54,924)	-	(54,924)
Other	81	394	(313)
Total FDIC loss-share expense	(61,723)	(12,576)	(49,147)
Total revenues (expense)	(20,856)	37,218	(58,074)
Provision (reversal) for loan losses- WB loans	6,612	(7,282)	13,894
Total revenues (expense) less provision (reversal) for loan losses	$(27,468)	$44,500	$(71,968)
[1]	Reductions in expected cash flows for ASC 310-30 loans, which may impact the provision for loan losses, may consider reductions in both principal and interest cash flow expectations. The amount covered under the FDIC loss-sharing agreements for interest not collected from borrowers is limited under the agreements (approximately 90 days); accordingly, these amounts are not subject fully to the 80% mirror accounting.

Non-personnel operating expenses
	Quarters ended [2]
(In thousands)	[1] 30-Sep-16	30-Jun-16	Variance
Professional fees	$4,501	$5,991	$(1,490)
OREO expenses	2,702	6,389	(3,687)
Other operating expenses	1,738	1,924	(186)
Total operating expenses	$8,941	$14,304	$(5,363)
[1]	Includes expenses related to loans subject, and not subject, to the FDIC loss-sharing agreement.
[2]	Expense reimbursements from the FDIC may be recorded with a time lag, since these are claimed upon the event of loss or charge-off of the loans which may occur in a subsequent period.

Quarterly average assets
	Quarters ended
(In millions)	30-Sep-16	30-Jun-16	Variance
Loans	$1,881	$2,013	$(132)
FDIC loss-share asset	192	211	(19)

Activity in the carrying amount and accretable yield of loans accounted for under ASC 310-30

	Quarters ended
	30-Sep-16		30-Jun-16
		Carrying amount		Carrying amount
(In thousands)	Accretable yield	of loans	Accretable yield	of loans
Beginning balance	$1,071,680	$1,799,943	$1,128,808	$1,935,441
Accretion	(39,590)	39,590	(48,476)	48,476
Changes in expected cash flows	6,602	-	(8,652)	-
Collections / loan sales / charge-offs [2]	-	(71,994)	-	(183,974)
Ending balance	1,038,692	1,767,539	1,071,680	1,799,943
Allowance for loan losses - ASC 310-30 loans	-	(69,571)	-	(66,995)
Ending balance, net of allowance for loan losses	$1,038,692	$1,697,968	$1,071,680	$1,732,948

[1] The carrying amount of loans acquired from Westernbank and accounted for under ASC 310-30 which remain subject to the loss-sharing agreement with the FDIC amounted to approximately $578 million as of September 30, 2016 and $597 million as of June 30, 2016.

[2] For the quarter ended June 30, 2016, includes the impact of the bulk sale of loans with a carrying value of approximately $99 million.

Activity in the carrying amount of the FDIC indemnity asset

		Quarters ended
(In thousands)		30-Sep-16		30-Jun-16
Balance at beginning of period		$214,029		$219,448
Amortization		(1,259)		(4,036)
Credit impairment losses (reversal) to be covered under loss-sharing agreements		659		475
Reimbursable expenses to be covered under loss-sharing agreements		853		2,235
Recoveries on covered assets		-		(4,093)
Net payments from FDIC under loss-sharing agreements		(6,819)		-
Arbitration award expense		(54,924)		-
Other adjustments attributable to FDIC loss-sharing agreements		(72)		-
Balance at end of period		$152,467		$214,029

Activity in the remaining FDIC loss-share asset amortization

		Quarters ended
(In thousands)		30-Sep-16		30-Jun-16
Balance at beginning of period		$23,191		$25,205
Amortization		(1,259)		(4,036)
Impact of change in projected losses		(14,627)		2,022
Balance at end of period		$7,305		$23,191

CONTACT:
Popular, Inc.
Investor Relations:
Brett Scheiner, 212-417-6721
Investor Relations Officer
BScheiner@BPOP.com
or
Media Relations:
Teruca Rullán, 787-281-5170
Mobile: 917-679-3596
Senior Vice President, Corporate Communications